Megola Signs New Agent Agreement for the Commercialization of the Hartindo Anti-Fire Product Line

Innovative Composites Inc. Submits Initial Product Deposit of $100,000.00

POINT EDWARD, ON—(Marketwire - May 1, 2009) - Megola Inc. (PINKSHEETS: MGOA) announced the signing of a Distribution and Sale Agency Agreement with Innovative Composites Inc. (ICI) for the Hartindo line of Anti-Fire Products.

"Megola is very pleased to have defined a relationship with ICI that we believe will aid in establishing our Hartindo Line of Anti-Fire Products in the North American marketplace. With ICI's marketing and sales expertise, along with their foothold in many industrial sectors, we feel that we are in an optimal position to make a strong penetration into the vast fire inhibitor safety market," stated Joel Gardner, CEO of Megola Inc.

Highlights of the Agreement include, but are not limited to, the following:

1. ICI will provide Megola with purchase orders and/or contracts for Hartindo products sales of not less than 200,000 gallons or USD $2 Million on annual basis in the first 18 months. ICI will also increase the total orders of Hartindo products by no less than 15% annually thereafter for a period of 5 years. Failure to achieve these "milestones" will be cause for termination of this Agreement at Megola's discretion.

2. ICI will become an Agent for commercialization of the Hartindo anti-fire product line on behalf of MEGOLA and will manage the entire commercialization process inclusive of representative management, compensation, training, etc. including:

a. Develop and provide marketing materials and strategies on an industry by industry basis

b. Provide dedicated customer service representatives

c. Provide engineering support for product development and testing

d. Utilize a structured program management process from product inception through production release

3. ICI will provide Megola with a $100,000 (CAD) deposit upon execution of this Agreement which will be used to secure Hartindo product. Initial sales will be paid for from the $100,000 deposit until the deposit amount has been fully utilized. All sales subsequent to this will require a deposit equal to cost price at the time of order or such commercial terms as agreed to in writing by both parties.

4. ICI will purchase AF21 product from Megola under a profit sharing arrangement.

5. ICI will invoice customers for the Hartindo products and pay sales commissions. MEGOLA will have 24 hour online access to CRM software for financial review and information purposes.

6. Testing and Certification Costs will be paid for by ICI. Megola will provide ICI with a credit representative of 50% of Testing and Certification costs required for each customer at the time of the initial order.

7. All technical knowledge, testing results and certifications will become the joint property of ICI and Megola for the advancement of the commercialization of the Hartindo line of products. Transfer or disclosure of any of the knowledge or certifications obtained to any third party requires the written consent of both Megola and ICI.

8. Hartindo product samples for testing purposes will be provided to ICI or their prospective customers on a sample cost plus shipping basis.

9. Hartindo Marketing and Promotional Materials will be developed and paid for by ICI.

10. ICI acknowledges that MEGOLA has entered into Agreements and Discussions with various Customers and Sales, Marketing and Distribution groups prior to entering into this Agreement and those entities shall be exempt from this agreement.

About Innovative Composites Incorporated:

Innovative Composites Incorporated was founded with a vision to provide world-class engineered solutions for our customers with a broad variety of applications supporting many different industries. It has been our focus to design and create products leveraging the latest materials and manufacturing methodology. Our team possesses over 175 years of design, engineering, and manufacturing experience combined. We pride ourselves on being innovation leaders of thermoplastic composite technologies.

We are committed to accommodating your specific needs and providing you with customized engineered solutions. We will design, develop, and test our products ensuring superior quality and versatility. We create the opportunity for you to uniquely utilize our products while enabling the realization of your true market potential and the ability to conquer untapped markets.

For more information on ICI, visit www.innovativecompositesinc.com

For more info on Megola Inc., please visit www.megola.com

The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission including the company's Annual Report, Quarterly Reports and other periodic filings. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact Information:
Megola Inc.
Daniel Gardner
1 888 558 6389
IRinfo@megola.com
http://www.megola.com